Exhibit 10.11.5

TRAILER BRIDGE, INC.

SECTION 409A AMENDMENTS

TO

OPTION AWARD AGREEMENTS

Pursuant to Section 7.1 of the Trailer Bridge, Inc. Stock Incentive Plan (“Key Employee Plan”) and Section 7.1 of the Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan (“Non-Employee Director Plan”), the Compensation Committee, in its capacity as administrator of the two plans, hereby amends each outstanding Option Award Agreement between Trailer Bridge, Inc. (“Company”) and a Key Employee or Non-Employee Director entered into under the Key Employee Plan or Non-Employee Director Plan as follows in order to bring each such Option Award Agreement into full compliance with all applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other changes which are beneficial to such Key Employees and Non-Employee Directors.

The following amendments shall be effective as of January 1, 2009.

1. Initially capitalized terms used in this Amendment and not expressly otherwise defined herein shall have the meanings given to such terms under the Key Employee Plan, Non-Employee Director Plan or applicable Option Award Agreement.

2. It is the intent of the Committee that under no circumstances may an Option be exercised after its Expiration Date. In order to clarify this intent, the last sentence of Section 1(a) of the Option Award Agreements issued under the Key Employee Plan are hereby amended in its entirety to provide as follows:

“The Option may not be exercised prior to the Initial Exercise Date set forth in the signature page hereof or after the Expiration Date set forth thereon. Furthermore, except as otherwise expressly provided herein, the Option shall not be exercisable after the termination of the Optionee’s employment with the Company or any Affiliate of the Company (“Employment”).”

3. Section 1(b) of each Option Agreement is hereby amended by the addition of the following sentence at the end thereof:

“The aggregate purchase price for the Shares for which the Option is exercised may also be paid by having the Company reduce the number of Shares delivered to Optionee upon exercise.

4. Section 9 is hereby amended by the addition of the following new sentence at the end thereof:

“In no event shall the Committee adjust the terms of the Option in a manner that could cause the Option to be treated as a grant of an new Option for purposes of Section 409A of the Code and Treas. Reg. § 1.409A-1(b)(5)(v).”

5. Except as otherwise expressly provide above, this Amendment shall not affect the terms and conditions of an Option and each Option Award Agreement shall continue in full force and effect following this Amendment. This Amendment shall not change the number of shares subject to an Option, the exercise price of an Option, the vesting schedule of an Option or otherwise modify an Option in any way that could cause the Option, as so amended, to be deemed a grant of a new option pursuant to Treas. Reg. §1.409A-1(b)(5)(v).

Approved by the Compensation Committee on December     , 2008

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